PMA CAPITAL CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION
(SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY), TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 5, 2003

$57,500,000

8.50% MONTHLY INCOME SENIOR NOTES

DUE JUNE 15, 2018

TABLE OF CONTENTS1

_____________________

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

        THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 5thday of June, 2003, by and between PMA CAPITAL CORPORATION, a company duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”), having its principal executive office located at 1735 Market Street, Philadelphia, Pennsylvania 19103-7590, and U.S. BANK NATIONAL ASSOCIATION (successor to STATE STREET BANK AND TRUST COMPANY), a national banking association, duly organized and existing under the laws of the United States of America (the “Trustee”), having its Corporate Trust Office located at 225 Asylum Street, Hartford, Connecticut 06103.

WITNESSETH:

        WHEREAS, the Company has heretofore entered into an Indenture, dated as of October 21, 2002, (the “Original Indenture”), with the Trustee;

        WHEREAS, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, dated as of October 21, 2002 (the “First Supplemental Indenture”), is incorporated herein by this reference, and the Original Indenture as amended and supplemented by the First Supplemental Indenture and by this Second Supplemental Indenture, is herein called the “Indenture”;

        WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in or pursuant to a resolution of the Board of Directors of the Company and set forth in an Officer’s Certificate in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

        WHEREAS, the Company proposes to create under the Indenture a new series of senior notes;

        WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

        WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

8.50% Monthly Income Senior Notes

        Section 1.01.  Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 8.50% Monthly Income Senior Notes due June 15, 2018 (the “8.50% Monthly Income Senior Notes”).

        There are to be authenticated and delivered 8.50% Monthly Income Senior Notes, initially limited in aggregate principal amount of up to $57,500,000, and no further 8.50% Monthly Income Senior Notes shall be authenticated and delivered, except as provided by Sections 2.3, 3.4, 3.5, 3.6, 9.5 or 11.7 of the Original Indenture; provided, however, that the aggregate principal amount of the 8.50% Monthly Income Senior Notes may be increased in the future, without the consent of the Holders of the 8.50% Monthly Income Senior Notes, on the same terms and interest rate (except the date from which interest accrues) and with the same CUSIP number as the 8.50% Monthly Income Senior Notes. The 8.50% Monthly Income Senior Notes shall be issued in definitive fully registered form.

        The 8.50% Monthly Income Senior Notes shall be issued in the form of one or more global Securities in substantially the form set out in Exhibit A hereto registered in the name of the Depository or its nominee. The Depository with respect to the 8.50% Monthly Income Senior Notes shall be The Depository Trust Company.

        The form of the Trustee’s Certificate of Authentication for the 8.50% Monthly Income Senior Notes shall be in substantially the form set forth in Section 2.2 of the Original Indenture.

        Each 8.50% Monthly Income Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

        The Interest Payment Date for the 8.50% Monthly Income Senior Notes is the 15thday of each month of each year, beginning June 15, 2003. The Regular Record Date with respect to each Interest Payment Date is the close of business on the last Business Day of each month preceding such Interest Payment Date. The Stated Maturity for the 8.50% Monthly Income Senior Notes is June 15, 2018.

        Section 1.02. Definitions. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

        Section 1.03.  Payment of Principal and Interest. The principal of the 8.50% Monthly Income Senior Notes shall be due and payable at the Stated Maturity. The unpaid principal amount of the 8.50% Monthly Income Senior Notes shall bear interest at the rate of 8.50% per annum until paid or duly provided for. Interest shall be paid monthly in arrears on each Interest Payment Date, commencing June 15, 2003, to the Person in whose name the 8.50% Monthly Income Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided thatinterest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 3.7 of the Original Indenture.

        Payments of interest on the 8.50% Monthly Income Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 8.50% Monthly Income Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the 8.50% Monthly Income Senior Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

        Payment of the principal and interest due at the Stated Maturity of the 8.50% Monthly Income Senior Notes shall be made upon surrender of the 8.50% Monthly Income Senior Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the 8.50% Monthly Income Senior Notes shall be paid in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto or (ii) if the 8.50% Monthly Income Senior Notes are no longer held in book-entry form through the Depository, then by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to such holders of $1,000,000 or more in aggregate principal amount of the 8.50% Monthly Income Senior Notes, or by electronic credit to deposit accounts specified by the registered holders of the 8.50% Monthly Income Senior Notes. Payments of principal due at the Stated Maturity or upon redemption in accordance with Section 1.08 hereof shall be made, in each case, upon surrender of the 8.50% Monthly Income Senior Notes in the same manner as the payments of interest described above.

        Section 1.04. Denominations. The 8.50% Monthly Income Senior Notes may be issued in denominations of $10, or any integral multiple in excess thereof.

        Section 1.05.  Global Securities. The 8.50% Monthly Income Senior Notes will be issued in the form of one or more global Securities registered in the name of the Depository or its nominee. Except under the limited circumstances described below, 8.50% Monthly Income Senior Notes represented by the global Securities will not be exchangeable for, and will not otherwise be issuable as, 8.50% Monthly Income Senior Notes in definitive form. The global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

        Owners of beneficial interests in such a global Security will not be considered the Holders thereof for any purpose under the Indenture, and no global Security representing a 8.50% Monthly Income Senior Note shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such global Security shall be exercised only through the Depository.

        A global Security shall be exchangeable for 8.50% Monthly Income Senior Notes registered in the names of Persons other than the Depository or its nominee only as provided by Section 3.5 of the Original Indenture. Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 8.50% Monthly Income Senior Notes registered in such names as the Depository shall direct.

        Section 1.06.  Transfer. No service charge will be made for any registration of transfer or exchange of 8.50% Monthly Income Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               Section 1.07.  Defeasance. The provisions of Section 4.2 of the Original Indenture concerning defeasance and covenant defeasance of the Securities shall apply to the 8.50% Monthly Income Senior Notes.

        Section 1.08.  Redemption at the Option of the Company. The 8.50% Monthly Income Senior Notes shall be redeemable, in whole or from time to time in part, on and after June 15, 2008 at the option of the Company on any date (each, a “Redemption Date”), at a price (the “Redemption Price”) equal to the principal amount of the 8.50% Monthly Income Senior Notes to be redeemed, plusaccrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

        Notice of redemption shall be given to the Holders of the 8.50% Monthly Income Senior Notes not less than 30 nor more than 60 days prior to the Redemption Date.

        The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

        If less than all of the 8.50% Monthly Income Senior Notes are to be redeemed, the Trustee shall select the 8.50% Monthly Income Senior Notes or portions of the 8.50% Monthly Income Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption 8.50% Monthly Income Senior Notes and portions of 8.50% Monthly Income Senior Notes in amounts of whole multiples of $10.

        Section 1.09.  Miscellaneous. The Company is not obligated to redeem or purchase any 8.50% Monthly Income Senior Notes pursuant to any sinking fund or analogous provision. The 8.50% Monthly Income Senior Notes will not be convertible into shares of Common Stock of the Company and/or exchangeable for other securities. The amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to the 8.50% Monthly Income Senior Notes shall not be determined with reference to an index, formula or other method or methods. No 8.50% Monthly Income Senior Notes are issuable upon the exercise of warrants. Additional Amounts shall be payable on the 8.50% Monthly Income Senior Notes in accordance with Section 10.4 of the Original Indenture.

ARTICLE II

Additional Covenants

        In addition to the covenants and agreements contained in the Original Indenture, the Company covenants and agrees for the benefit of the Holders of the 8.50% Monthly Income Senior Notes as follows:

        Section 2.01.  Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary of the Company and not disadvantageous in any material respect to the Holders.

        Section 2.02.  Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Section 2.03.  Limitation on Liens on Stock of Significant Subsidiaries. The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section referred to as a “lien”) on the capital stock of any Significant Subsidiary without making effective provision whereby the 8.50% Monthly Income Senior Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the 8.50% Monthly Income Senior Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured. For purposes of this Section 2.03 only, “Indebtedness”, in addition to those items specified in Section 1.1 of the Original Indenture, shall include any obligation of, or any such obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or other similar instrument or agreement or foreign currency hedge exchange, or any similar instrument or agreement.

        If the Company shall hereafter be required to secure the 8.50% Monthly Income Senior Notes equally and ratably with any other Indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officer’s Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and create a perfected security interest or lien on the collateral that is equally and ratably secured with such other senior indebtedness and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto pursuant to which the 8.50% Monthly Income Senior Notes shall be so secured and after an Event of Default to take such action against such security, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the 8.50% Monthly Income Senior Notes so secured.

        Section 2.04.  Limitations on Disposition of Stock of Significant Subsidiaries. Except in a transaction governed by Article 8 of the Original Indenture, so long as the 8.50% Monthly Income Senior Notes are Outstanding, the Company will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) of any Significant Subsidiary, except to a wholly owned subsidiary of the Company, nor will it permit any Significant Subsidiary to issue (other than to the Company or to a wholly owned subsidiary of the Company) any shares (other than directors’qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends) of any Significant Subsidiary if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company would own, directly or indirectly, less than 80% of the shares of such Significant Subsidiary (other than preferred stock having no voting rights of any kind, except as required by law or in the event of non-payment of dividends); provided, however, that (i) any issuance, sale, transfer or other disposition permitted by the foregoing may only be made for at least a fair market value consideration, as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith, and (ii) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any court or governmental or insurance regulatory authority. Notwithstanding the foregoing, (i) the Company may merge or consolidate any Significant Subsidiary into or with another Subsidiary of the Company and (ii) the Company may, subject to the provisions of Article 8 of the Original Indenture, sell, transfer or otherwise dispose of the entire capital stock of a Significant Subsidiary at one time for at least a fair market value consideration, as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith and supported by an opinion as to fairness from a financial point of view by an investment banking firm of recognized standing.

ARTICLE III

Miscellaneous Provisions

        Section 3.01.  Recitals by Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 8.50% Monthly Income Senior Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

        Section 3.02.  Ratification and Incorporation of Original Indenture. As supplemented hereby and as amended and supplemented by the First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        Section 3.03.  Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several identical counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

PMA Capital Corporation

By: /s/ William E. Hitselberger
Name: William E. Hitselberger
Title: Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION (SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY), as Trustee

By: /s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

EXHIBIT A

FORM OF 8.50% MONTHLY INCOME SENIOR NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to PMA Capital Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

No. 1	CUSIP NO. 693419 30 1 ISIN NO. US6934193011

PMA CAPITAL CORPORATION

8.50% MONTHLY INCOME SENIOR NOTE

DUE JUNE 15, 2018

Principal Amount:	$___________

Regular Record Date:	Last business day of each calendar month prior to Interest Payment Date

Original Issue Date:	June 5, 2003

Stated Maturity:	June 15, 2018

Interest Payment Date:	The 15th day of each month, commencing June 15, 2003

Interest Rate:	8.50% per annum

Authorized Denomination:	$10 and integral multiples

        PMA Capital Corporation, a Pennsylvania corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE &CO., or registered assigns, the principal sum of __________ DOLLARS ($___________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on each Interest Payment Date as specified above, commencing on June 15, 2003, and on the Stated

Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest to the extent permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided thatany interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid as provided in Section 3.7 of the Indenture.

        Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

        Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee. The principal of and interest on this Note shall be paid in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by the Person entitled thereto or (ii) if this global Note is held in definitive registered form, then by check mailed to the address of the Holder entitled thereto, as such address shall appear in the Security Register or by wire transfer to a Holder of $1,000,000 or more in aggregate principal amount of the Notes, or by electronic credit to deposit accounts specified by such Holder.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
PMA Capital Corporation

By: ______________________________________________

Title:

Attest:
______________________________________________
Title:

(Seal of PMA CAPITAL CORPORATION appears here)

3

CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION (SUCCESSOR TO STATE STREET BANK AND TRUST COMPANY), as Trustee

By: ______________________________________________
Authorized Signatory

4

(Reverse Side of Note)

        This Note is one of a duly authorized issue of Securities of the Company, issued and issuable in one or more series under an Indenture, dated as of October 21, 2002 (the “Original Indenture”), between the Company and State Street Bank and Trust Company (predecessor to U.S. Bank National Association), as amended and supplemented by the First Supplemental Indenture, dated as of October 21, 2002 (the “First Supplemental Indenture”), between the Company and State Street Bank and Trust Company (predecessor to U.S. Bank National Association) and the Second Supplemental Indenture, dated as of June 5, 2003 (the “Second Supplemental Indenture”, and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental hereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 8.50% Monthly Income Senior Notes due June 15, 2018 (the “Notes”) initially limited in aggregate principal amount of $57,500,000; provided, however, that the aggregate principal amount of the Notes may be increased in the future, without the consent of the Holders of the Notes, on the same terms and interest rate (except the date from which interest accrues) and with the same CUSIP number as the Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

        This permanent global Note is exchangeable in whole or from time to time in part for Notes of this series in definitive registered form only as provided herein and in the Indenture. If (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Note shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Notes of the series of which this permanent global Note is a part, this permanent global Note shall be exchangeable for Notes of this series in definitive registered form, provided thatthe definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $10 and any integral multiples in excess thereof, without coupons, and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to physical delivery of Notes in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

        If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company pursuant to this permanent global Note and (b) restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this permanent global Note.

        The Notes are not subject to any sinking fund or analogous provision.

        The Notes are redeemable, in whole or from time to time in part, at the option of the Company on any date on or after June 15, 2008 (a “Redemption Date”), at a price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed, plusaccrued and unpaid interest on the principal amount being redeemed to such Redemption Date.

        The Company will notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee will not be responsible for calculating said Redemption Price.

        If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions of Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of whole multiples of $10.

        Nothing in the Indenture prohibits the consolidation, amalgamation or merger of the Company with or into any other Person (whether or not affiliated with the Company), or the conveyance, transfer or lease of all or substantially all of the Company’s properties and assets to any other Person (whether or not affiliated with the Company) without the consent of the Holders, provided that, in the case of any consolidation or amalgamation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company as an entirety or substantially as an entirety, the successor Person, or the Person which acquired by sale or conveyance, or which leases, all or substantially all of the Company’s properties and assets, as the case may be, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and certain other conditions are met. Except in the case of a lease, upon such assumption the Company will be released from its liability as obligor on this permanent global Note and all other obligations and covenants under the Indenture arising after the date of transfer.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or change, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Notes are issuable only in registered form without coupons in denominations of $10 and any integral multiples in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

        All terms used in this permanent global Note which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this permanent global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in said state.

ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT- ____ Custodian _____ (Cust) (Minor)

TEN ENT-	as tenants by the entireties	under Uniform Gifts to

JT TEN-	as joint tenants with right of survivorship and not as tenants in common	Minors Act (State)

Additional abbreviations may also be used
though not on the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

(please insert Social Security or other taxpayer identification number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.